BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT (Floating Rate Senior Notes, due 2010)

New York, New York
July 19, 2005

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Ladies and Gentlemen:

         Bank of America Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities").  The Securities will be issued under an indenture dated as of January 1, 1995 between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 18, 1998, the Second Supplemental Indenture dated as of May 7, 2001, and the Third Supplemental Indenture dated as of July 28, 2004 (as so supplemented, the "Indenture").  The Securities are described more fully in the Final Prospectus, referred to below.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

      1.         Representations and Warranties.

                  (a)        The Company represents and warrants to, and agrees with, each Underwriter that:

                              (i)         The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities.  Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule.  The Company proposes to file with the Commission pursuant to Rule 424(b) or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, including the final prospectus, in the form in which it shall be filed with the

Commission pursuant to Rule 424(b) or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus."  Any reference herein to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.  The Final Prospectus, if filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

                          (ii)        As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Act, when any supplement or amendment to the Final Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to (i) and (ii) below, when the Registration Statement became effective, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules and regulations of the Commission thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and any Final Prospectus.  If Rule 434 is used, the Company will comply with the requirements of Rule 434 applicable to it.  The documents which are incorporated by reference in the Final Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and

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incorporated by reference subsequent to the effective date of the Registration Statement, when they were filed with the Commission, conformed in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder, as applicable.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Final Prospectus and the Company is without knowledge that any proceedings have been instituted for either purpose.

               (b)        Each Underwriter, severally and not jointly, represents and agrees that:

                            (i)         it has not and will not, directly or indirectly, offer, sell or deliver any of the Securities or distribute the Final Prospectus or any other offering materials relating to the Securities in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein; and

                           (ii)        it will comply with the selling restrictions set forth on Schedule III attached hereto.

          2.   Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

          3.   Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereto (such date and time of delivery and payment for the Securities being herein called the "Closing Date").  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto.  Unless otherwise agreed, certificates for the Securities shall be in the form set forth in Schedule I hereto, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

          4.   Agreements.  The Company agrees with the several Underwriters that:

                (a)        Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Basic Prospectus (including the Final Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR.  The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the

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Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

             (b)        If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

            (c)        The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

           (d)        The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

           (e)        The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

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          (f)         Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and (i) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's Series K Medium-Term Note Program and the Company's InterNotes Program); (ii) pursuant to which the Company issues securities for its dividend reinvestment plan; (iii) pursuant to which the Company issues BAC Capital Trust VII capital securities covered by the registration statement on Form S-3 (File No. 333-123714); or (iv) pursuant to which the Company issues its 4½% Senior Notes due 2010 or its 4¾% Senior Notes due 2015, each covered by the registration statement on Form S-3 (File No. 333-112708).

     5.   Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)        No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission within the time period prescribed by the Commission.

          (b)        The Company shall have furnished to the Representatives the opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (iv) through (xii) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) and (iii) below:

                       (i)         the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

                      (ii)        each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such

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counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

                     (iii)       all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

                     (iv)       the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                     (v)        the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                    (vi)       such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or the Final Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                    (vii)      the Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel

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need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder;

                   (viii)      this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                      (ix)       no consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky, state securities or insurance or similar laws of the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                       (x)        neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company, each as amended to date, or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

                     (xi)       such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

        In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus or any amendment or supplement thereto (other than as stated in (iv) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto at the time it became effective and as of the date of such opinion contained any untrue statement of a material fact or omitted to state any material fact required to be stated

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 therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Final Prospectus, as amended or supplemented, as of its date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Underwriters, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

             (c)        The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d)        The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and they are without knowledge that:

                         (i)         the representations and warranties of the Company in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                        (ii)        any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

                        (iii)       since the date of the most recent financial statements included in the Final Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

              (e)        At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to

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the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                           (i)         They are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission.

                          (ii)        In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission.

                          (iii)       On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                        (a)        Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                        (b)        Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

                        (c)        Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

                   nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1)        the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

(2)        any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by

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reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

(3)        (i)  at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Final Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

                             (iv)       The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

            In addition, at the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

                   (f)         Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

                  (g)        Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                 (h)        On or after the date hereof and prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any

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"nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                (i)         There shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

           If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            6.         Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the Underwriters and the fees and expenses of any transfer agent or trustee for the Securities, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company's counsel and accountants, (vi) the qualification of the Securities under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Final Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to the Underwriters of copies of any Blue Sky Survey, and (ix) the fees of the National Association of Securities Dealers, Inc., (x) the preparation, printing, reproduction and delivery to the Underwriters of copies of the Indentures and all supplements and amendments thereto, (xi) any fees charged by rating agencies for the rating of the Securities, and (xii) the fees and expenses of any depository and any nominee thereof in connection with the Securities.

            If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-

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of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            7.         Indemnification and Contribution.

                       (a)        The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or Final Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to the Basic Prospectus or the Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                       (b)        Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the

                                                                                        12

Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement or Final Prospectus or any amendment or supplement thereof.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that (i) the names of the Underwriters and the statements required by Item 508 of Regulation S-K set forth on the cover page or under the heading "Underwriting" in the Final Prospectus, and (ii) the sentences relating to concessions and reallowances and the paragraph related to stabilization and syndicate covering transactions, under the heading "Underwriting" in the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement or Final Prospectus or any amendment or supplement thereto.

                    (c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                    (d)        To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds

                                                                                                          13

of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

            8.         Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

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           9.         Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

           10.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

           11.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10105-0050, Attn:  James R. Tanenbaum; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Bank of America Corporate Center, 100 North Tryon Street, NC1-007-20-1, Charlotte, North Carolina 28255, Attn: Secretary, with a copy to each of:  Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Legal Department, NC1-007-20-1, Charlotte, North Carolina 28255, Attn:  General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina  28202, Attn:  Boyd C. Campbell, Jr.

          12.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         13.       Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                                                                         Very truly yours,

                                                                                         BANK OF AMERICA CORPORATION

                                                                                          By:  /s/ KAREN A. GOSNELL
                                                                                          Name:  Karen A. Gosnell
                                                                                          Title:     Senior Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

By:  BANC OF AMERICA SECURITIES LLC

By:  /s/ LILY CHANG
Name:  Lily Chang
Title:     Principal

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated July 19, 2005

Registration Statement No. 333-112708

Representatives:	Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
Goldman, Sachs & Co.
Guzman & Company
HSBC Securities (USA) Inc.
Loop Capital Markets, LLC

Address of Representatives:      c/o Banc of America Securities LLC
                                                9 West 57th Street
                                                NY1-301-29-01
                                                New York, NY 10019
                                               Attention: Ileana Chu, Principal

Title, Purchase Price and Description of Securities:

Title:   Floating Rate Senior Notes, due 2010

            Principal amount:  $500,000,000

Interest:  3-Month LIBOR + 10 basis points. Interest payable on February 2, May 2, August 2, and November 2 of each year, beginning November 2, 2005.

Purchase price (include type of funds and accrued interest or amortization, if applicable):  99.650% in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company or, if agreed to by the Representatives and the Company, by certified or official bank check or checks.

Sinking fund provisions:  none.

Redemption provisions:  none.

Other provisions:  none.

Closing Date, Time and Location:  July 26, 2005, 9:00 A.M. New York City time, Office of Morrison & Foerster LLP.

Listing:  The notes will not be listed on any securities exchange.

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Additional items to be covered by the letter from
  PricewaterhouseCoopers LLP delivered pursuant
  to Section 5(e) at the time this Agreement is executed:  none

                                                                                                   2

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased

Banc of America Securities LLC	$485,000,000
Bear, Stearns & Co. Inc.	2,500,000
Blaylock & Partners, L.P.	2,500,000
Goldman, Sachs & Co.	2,500,000
Guzman & Company	2,500,000
HSBC Securities (USA) Inc.	2,500,000
Loop Capital Markets, LLC	2,500,000

TOTAL.............................................................................................................	$500,000,000

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SCHEDULE III

Jurisdictional Selling Restrictions:

European Economic Area

In relation to each Member Sate of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date'), it has not made and will not make an offer of Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(a)        to legal entities what are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)        to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than Euro43,000,000, and (3) an annual net turnover of more than Euro50,000,000, as shown in its last annual or consolidated accounts; or

(c)        in any other circumstances which do not require the Issuer to publish of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an "offer of Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied by that Member State by any measure implementing the Prospective Directive in that Member State and the expression "Prospective Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Belgium

The notes have not been and will not be publicly offered in Belgium.

The offering of the Securities is exclusively conducted under applicable Belgium private placement exemptions, and, therefore, it has not been and will not be notified to, and the Final Prospectus and any other offering material relating to the Securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission ("Commission bancaire et financiere et des assurances"/"Commissie voor het Bank, Financie- en Assurantiewezen").

Accordingly, the offering of the Securities may not be advertised, and each of the Underwriters has represented, warranted, and agreed that it has not offered, sold, or resold, transferred, or delivered, and will not offer, sell, resell, transfer, or deliver, the Securities and that

                                                                                                 4

it has not distributed, and will not distribute, any memorandum, information circular, brochure, or any similar documents, directly or indirectly, to any individual or legal entity in Belgium other than:

(a)        investors required to invest a minimum of Euro250,000 (or its equivalent in another currency) (per investor and per transaction);

(b)        institutional investors as defined in Article 3, 2, of the Belgian Royal Decree of 4 July 1999 on the public character of financial transactions, acting for their own account; or

(c)        persons for which the acquisition of the Securities subject to the offering is necessary to enable them to exercise their professional activity.

The Final Prospectus has been issued only for the personal use of the above-qualified investors and exclusively for the purpose of the offering of the Securities.  Accordingly, the information contained therein may not be used for any other purpose nor disclosed to any other person in Belgium.

Italy

The offering of the Securities has not been registered pursuant to the Italian securities legislation and, accordingly, each of the Underwriters represents and agrees that it has not offered or sold, and will not offer or sell, any Securities in the Republic of Italy in a solicitation to the public, and that sales of the Securities in the Republic of Italy shall be effected in accordance with all Italian securities, tax, exchange control, banking, and other applicable laws and regulations.

Each of the Underwriters represents and agrees that it will not offer, sell, or deliver any Securities or distribute copies of the Final Prospectus or any other documents relating to the Securities in the Republic of Italy except to "Professional investors," as defined in Article 31.2 of Commissione Nazionale per le Societa e la Borsa ("CONSOB") Regulation No. 11522 of 1st July 1998 ("Regulation No. 11522"), as amended, pursuant to Articles 30.2 and 100 of Legislative Decree No. 58 of 24th February 1998 ("Decree No. 58"), or in any other circumstances where an express exemption from compliance with the solicitation restrictions provided by Decree No. 58 or CONSOB Regulation No. 11971 of 14th May 1999 applies, provided, however, that any such offer, sale, or delivery of Securities or distribution of copies of the Final Prospectus or any other document relating to the Securities in the Republic of Italy must be:

(a)        made by investment firms, banks, or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1st September 1993 ("Decree No. 385"), Decree No. 58, Regulation No. 11522, and any other applicable laws and regulations;

                                                                                 5

(b)        in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue or placement of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption, depending inter alia, on the amount of the issue and the characteristics of the Securities, applies; and

(c)        in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Japan

The Securities have not been and will not be registered under the Securities Exchange Law of Japan.  Each Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which, for purposes of this Agreement, means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.

The Netherlands

The Company is not a credit institution registered with the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to Section 52(2) of the Netherlands Credit System Supervisor.

In respect of the Securities, each Underwriter has represented and agreed:

(a)        that it has not, directly or indirectly, offered, sold, or transferred and will not, directly or indirectly, offer, sell, or transfer in The Netherlands any Securities (including rights representing an interest in any Security) other than to professional market parties as defined in Section 1(e) of the Dutch Exemption Regulation pursuant to the Act on the Supervision of the Credit System (Vrijstellingsregeling Wet toezicht kredietwezen 1992) (which includes, among others, (1) banks, insurance companies, securities firms, pension funds, and investment institutions duly registered with the applicable Dutch supervisory authority; (2) the State of The Netherlands, Dutch Central Bank, international treaty organizations, or supranational public institutions; (3) enterprises and institutions with consolidated total assets of at least Euro 500,000,000 (or its equivalent in another currency) as at the end of the preceding calendar year; (4) enterprises, institutions or natural persons (A) with net own funds (total equity) of at least Euro 10,000,000 (or its equivalent in another currency) as at the end of the preceding calendar year, and (B) which have been active on the financial markets at least twice a month on average during the last two years; and (5) enterprises with a rating (or which have issued securities having a rating) from Moody's

                                                                                       6

Investors Services, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings, Inc., or another rating agency accepted by the Dutch Central Bank; and

(b)        it will have sent to each person to which it sells any Securities in The Netherlands (including rights representing an interest in any Security) a confirmation or other notice setting forth the above restrictions and stating that by purchasing any of the Securities, each purchaser represents and agrees that it will send to any other person to whom it sells any of the Securities a notice containing substantially the same statement as is contained in this sentence.

Singapore

The Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore.  The Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in the Securities and Futures Act, Chapter 289 of Singapore ("SFA"), (b) to a sophisticated investor, and in accordance with the conditions, specified in the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Taiwan

The Securities may not be sold, issued, or publicly offered in Taiwan and may only be made available to Taiwan investors on a private placement basis.  No person or entity in Taiwan has been authorized to offer, sell, give advice regarding, or otherwise intermediate the offering and sale of the Securities.

United Kingdom

Each Underwriter has represented and agreed that:

(a)        (i) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or as agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA") by the Company as issuer of the Securities;

(b)        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage

                                                                               7

in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from, or otherwise involving the United Kingdom.

United States

Each Underwriter severally represents and agrees that it will not offer or sell the Securities in the United States or to United States persons except if such offers or sales are made by or through broker-dealers registered with the U.S. Securities and Exchange Commission.

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